EXHIBIT 99.1

[LOGO]                                           Nextel Communications, Inc.
                                                 1505 Farm Credit Drive
 For Immediate Release                           McLean, VA  22102
                                                 703 394-3000


                                                                    Contacts:
                                                          Investor Relations:
                                                  Paul Blalock (703) 394-3500
                                                                       Media:
                                                    Ben Banta  (703) 394-3573

                Nextel Announces Bondholder Consent Completed

McLEAN, VA, June 16, 1997 -- Nextel Communications, Inc., (NASDAQ: NXTL) announced that it has successfully completed its bondholder consent solicitation under the terms and conditions previously announced as forming the basis for the understanding recently reached between Nextel and a group of its key bondholders. The amendments to certain terms of Nextel's public indentures approved in the bondholder consent process will provide Nextel with greater flexibility in financing future growth and the implementation of a more aggressive Digital Mobile system deployment plan. Additionally, Nextel's receipt of such bondholder consents satisfies an important condition to the receipt of new equity commitments from the McCaw Family.

Nextel Communications, based in McLean, VA, is the nation's leading provider of fully integrated wireless communications and has built the largest guaranteed all-digital wireless network in the United States. To learn more about Nextel and our services, visit our website at http://www.nextel.com.

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